INDEX

                                  TO BYLAWS OF

                            FNB FINANCIAL CORPORATION


ARTICLE I           -    MEETINGS OF SHAREHOLDERS

         Section   101.    Place of Meetings
         Section   102.    Annual Meetings
         Section   103.    Special Meetings
         Section   104.    Conduct of Shareholders' Meetings

ARTICLE II          -    DIRECTORS AND BOARD MEETINGS

         Section 201.      Management by Board of Directors
         Section 202.      Nomination for Directors
         Section 203.      Directors Must be Shareholders
         Section 204.      Honorary Directors
         Section 205.      Number of Directors
         Section 206.      Classification of Directors
         Section 207.      Vacancies
         Section 208.      Compensation of Directors
         Section 209.      Organization Meeting
         Section 210.      Regular Meetings
         Section 211.      Special Meetings
         Section 212.      Reports and Records

ARTICLE III         -    COMMITTEES

         Section 301.      Committees
         Section 302.      Executive Committee
         Section 303.      Appointment of Committee Members
         Section 304.      Organization and Proceedings

ARTICLE IV          -    OFFICERS

         Section 401.      Officers
         Section 402.      Chairperson of the Board
         Section 403.      President
         Section 404.      Vice Presidents
         Section 405.      Secretary
         Section 406.      Treasurer
         Section 407.      Assistant Officers
         Section 408.      Compensation

         Section 409.      General Powers

ARTICLE V           -    DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

         Section 501.      Personal Liability of Directors
         Section 502.      Indemnification of Directors and Officers
         Section 503.      Indemnification of Employees, Agents and Others
         Section 504.      Advancing Expenses
         Section 505.      Payment of Indemnification
         Section 506.      Securing of Indemnification Obligations
         Section 507.      Proceedings Initiated by Indemnified Individuals
         Section 508.      Scope of Article
         Section 509.      Modification or Repeal
         Section 510.      Effective Date

ARTICLE VI          -    SHARES OF CAPITAL STOCK

         Section 601.      Authority to Sign Share Certificates
         Section 602.      Lost or Destroyed Certificates

ARTICLE VII         -    GENERAL

         Section 701.      Fiscal Year
         Section 702.      Record Date
         Section 703.      Absentee Participation in Meetings
         Section 704.      Emergency Bylaws
         Section 705.      Severability

ARTICLE VIII        -    AMENDMENT OR REPEAL

         Section 801.      Amendment or Repeal by the Board of Directors
         Section 802.      Recording Amendments and Repeals

ARTICLE IX          -    APPROVAL OF AMENDED BYLAWS AND RECORD OF AMENDMENTS
                         AND REPEALS

         Section 901.      Approval and Effective Date
         Section 902:      Amendments or Repeals

                                     BYLAWS

                                       OF

                            FNB FINANCIAL CORPORATION


      These Bylaws are supplemental to the Pennsylvania Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS.

      Section 101. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

      Section 102. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

      Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or by any three (3) or more shareholders entitled to cast at least twenty-five percent (25%) of the vote which all shareholders are entitled to cast at the particular meeting.

      Section 104. Conduct of Shareholders' Meetings. The Chairperson of the Board shall preside at all shareholders' meetings. In the absence of the Chairperson of the Board, the President shall preside or, in his/her absence, any officer designated by the Board of Directors. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II. DIRECTORS AND BOARD MEETINGS.

      Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

      Section 202. Nomination for Directors. Nominations for directors to be elected at an annual meeting of shareholders, except those made by the Board of Directors of the Corporation, must be submitted to the Secretary of the Corporation in writing not later than the close of business on the thirtieth
(30th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the presiding officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

      Section 203. Directors Must be Shareholders. Every director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such director. Any director shall forthwith cease to be a director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such directors vacated.

      Section 204. Honorary Directors. The Board of Directors may at its discretion recognize past service of any retired director who has served honorably on the Board of Directors for a period in excess of ten (10) years by naming said retired director as Director Emeritus. In order to qualify as such Director Emeritus, the retired director shall at all times hold sufficient stock to qualify as a regular director and said title shall not be withheld unless due to action deemed improper by the Board of Directors. As such, the retired director may attend all board meetings and enter into all discussion, however, shall not have a vote.

      Section 205. Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of, Directors or by resolution of the shareholders at any annual or special meeting thereof.

      Section 206. Classification of Directors. The directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. The initial directors of Class 1 shall serve until the first (1st) annual meeting of shareholders. At the first (1st) annual meeting of the shareholders, the directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholders, the directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 3 shall serve until the third (3rd) annual meeting of shareholders. At the third (3rd) annual meeting of shareholders, the directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

      Section 207. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from ad increase in the number of directors, shall be filled by a majority of the full Board of Directors; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by the shareholders where such number is fifteen or less; and (ii) exceeds by four the number of directors last elected by the shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five. Any director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of directors in which the vacancy existed; but if the vacancy is due to an increase in the number of directors a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2 or Class 3 so as to maintain the three (3) classes of directors as nearly equal in number as possible. Each director so elected shall be a director until his/her successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

      Section 208. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a director and a reasonable fee to be paid each director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse directors for expenses related to their duties as a member of the Board.

      Section 209. Organization Meeting. The President or Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors elect of their election and of the time at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

      Section 210. Regular Meetings. Regular meetings of the Board of Directors shall beheld on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

      A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

      Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

      Section 211. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the President or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organization Meeting following the election of directors.

      Section 212. Reports and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

ARTICLE III. COMMITTEES.

      Section 301. Committees. The following Committee of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish.

      Section 302. Executive Committee. The Executive Committee shall consist of any three (3) or more directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairperson or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

      Section 303. Appointment of Committee Members. The Board of Directors shall elect the members of the Committees and the Chairperson and Vice Chairperson of each such Committee to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

      Section 304. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairperson and Vice Chairperson, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 212 of these Bylaws.

ARTICLE IV. OFFICERS.

      Section 401. Officers. The officers of the Corporation shall be a Chairperson of the Board, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary, and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Secretary. The officers shall be elected or appointed by the Board of Directors at the annual organization meeting, in the manner and for such terms as the Board of Directors from time to time shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected or appointed, but without prejudice to any contract right of such officer. Each officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the, pleasure of the Board of Directors.

      Section 402. Chairperson of the Board. The Board of Directors shall elect or appoint one of its members to be the Chairperson of the Board to serve at the pleasure of the Board. The Chairperson shall preside at all meetings of the Board, of Directors and shall have general executive powers, as well as specific powers conferred by these Bylaws. The Chairperson shall also have and may exercise such further powers and duties as, from time to time, maybe conferred or assigned by the Board. The Chairperson of the Board shall be an exofficio member of all committees of the Board. If the Chairperson of the Board is a full-time member of the staff of the Corporation or its bank subsidiary, the Chairperson shall also serve as the Chief Executive Officer unless otherwise specifically stated.

      Section 403. President. The Board of Directors shall elect or appoint one of its members as President of the Corporation. In the absence of the Chairperson, the President shall preside at the meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the officer of President, or imposed by these Bylaws. The President shall also have and may exercise any further powers or duties as, from time to time, may be conferred or assigned by the Board.

      Section 404. Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

      Section 405. Secretary. The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, President, or such other supervising officer as the President may designate.

      Section 406. Treasurer. The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other supervising officer as the President may designate.

      Section 407. Assistant Officers. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the officer to whom he/she is an assistant. In the event of the absence or disability of an officer or his/her refusal to act, his/her assistant officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

      Section 408. Compensation. The salaries and compensation of all officers and assistant officers shall be fixed by or in the manner designated by the Board of Directors.

      Section 409. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION.

      Section 501. Personal Liability of Directors. A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 42 Pennsylvania Consolidated Statutes ss.8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or Federal law.

      Section 502. Indemnification of Directors and Officers. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its shareholders or otherwise, by reason of the fact that such person (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against expenses (including attorneys' fees), judgments, fines, damages, punitive damages, penalties, excise taxes assessed with respect to employee benefit plans and amounts paid in settlement in connection with such action, suit, appeal or other proceeding unless such indemnification is expressly prohibited by applicable law.

      Section 503. Indemnification of Employees, Agents and Others. In circumstances in which a person who neither was nor is a director or officer of the Corporation is a party to a proceeding referred to in Section 502 of this Article, such person may, at the discretion of the Board of Directors, be indemnified by the Corporation to any extent if the Corporation would be required by Section 502 of this Article to indemnify such person in such circumstances to such extent if he or she were or had been a director or officer of the Corporation.

      Section 504. Advancing Expenses. Expenses incurred in defending a proceeding referred to in section 502 of this Article shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of a director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as required in this Article or as authorized by law and may be paid by the Corporation in advance on behalf of any other person when authorized by the Board of Directors upon receipt of a similar undertaking.

      Section 505. Payment of Indemnification. An individual entitled to indemnification under this Article shall be indemnified within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.

      Section 506. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all shareholders, officers and directors and shall not be subject to voidability.

      Section 507. Proceedings Initiated by Indemnified Individuals. Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article a director or officer for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

      Section 508. Scope of Article. Each person who shall act as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article. All rights to indemnification under this Article shall be deemed a contract between the Corporation and each director and officer pursuant to which the Corporation and each director and officer intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in an official capacity and as to action in any other capacity, and shall continue as to a person who has ceased to be director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 509. Modification or Repeal. The provisions of this Article may be modified or repealed by the Board of Directors in accordance with the procedures for amending these Bylaws; provided, however, that any such modification or repeal shall not have any effect, upon the indemnification rights of any person as they relate to any action taken, any failure to take action, or events which occurred prior to the effective date of such modification or repeal.

      Section 510. Effective Date. This Article shall become effective immediately following its ratification by the shareholders of the Corporation at a meeting of shareholders duly convened after notice to the shareholders of such purpose and shall thereafter be subject to, modification or repeal by the Board of Directors as provided in Section 509 above.

ARTICLE VI. SHARES OF CAPITAL STOCK.

      Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation.

      Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation, has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VII. GENERAL.

      Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

      Section 702. Record Date. The Board of Directors may fix any time whatsoever (but not more than fifty (50) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date of the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

      Section 703. Absentee Participation in Meetings. One (1) or more directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

      Section 704. Emergency Bylaws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

            (a) A meeting of the Board of Directors or of any Committee thereof may be called by any officer or director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

            (b) The director or directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

            (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

      Section 705. Severability. If any provision of these Bylaws is illegal or, unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VIII. AMENDMENT OR REPEAL.

      Section 801. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

      Section 802. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.

ARTICLE IX. APPROVAL OF AMENDED BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

      Section 901. Approval and Effective Date. These Bylaws have been approved as the Bylaws of the Corporation this 12th day of August, 1987, and shall be effected as of said date.

                                             /s/ George S. Grissinger
                                             -------------------------------
                                             George S. Grissinger, Secretary

Section 902. Amendments or Repeals.


                      Date Amended
Section Involved      or Repealed                          Approved By
----------------      -----------                          -----------

                          FIRST AMENDMENT TO THE BYLAWS

                                       OF

                            FNB FINANCIAL CORPORATION


      On January 11, 2006, by unanimous consent, the Board of Directors of FNB Financial Corporation (the "Corporation") amended and restated Article VII,
Section 702 of the Corporation's Bylaws with the following language:

      Record Date. The Board of Directors may fix any time whatsoever (but not more than ninety (90) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date of the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.


THIS IS TO CERTIFY:

      That I am the duly elected, qualified and acting Secretary of the Corporation and that the foregoing First Amendment to the Bylaws was unanimously approved and adopted by the Board of Directors of the Corporation on January 11, 2006.



                                         By: /s/  Margaret A. Kobel
                                             -----------------------------
                                             Margaret A. Kobel, Secretary